Subscription Agreement:

Investor Application and Signature Pages

This investor application and signature pages (the “Signature Pages”) must be completed by the Subscriber and his/her financial advisor or registered representative (together “Financial Advisor” or “FA”) and submitted, along with the full subscription amount, at least five (5) business days prior to the close of the subscription period in order for the Subscriber’s subscription to invest in the Ellington Income Opportunities Fund (the “Fund”) to be processed. For timely approval and execution, please ensure all sections have been completed and signed properly.

Collectively, these Signature Pages and accompanying investor instructions (the “Investor Instructions”) constitute a Subscriber’s subscription agreement to invest in the Fund (the “Subscription Agreement”). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Investor Instructions. Subscribers should retain a copy of the Subscription Agreement for their records.

If you have any questions about how to complete these Signature Pages, please contact your Financial Advisor. The Signature Pages may only be completed by the Subscriber, who has received the Fund’s Confidential Private Placement Memorandum, including all parts, supplements, appendices and exhibits thereto (the “PPM”). ALL SUBSCRIPTIONS ARE SUBJECT TO ACCEPTANCE BY THE FUND IN ITS SOLE DISCRETION.

1.	INTRODUCTION AND SUBSCRIBER INFORMATION

These Signature Pages relate to your subscription to Ellington Income Opportunities Fund.

Only the Fund, for which you have requested and recently received offering materials, is available for investment through these Signature Pages. All information that must be provided in order to subscribe to the Fund is included in these Signature Pages.

An investment in the Fund is suitable only for sophisticated investors who are each an “Accredited Investor” (as that term is defined in the Subscription Agreement) and who have the financial resources and the willingness to accept the substantial risks associated with such an investment and for whom an investment in the Fund does not constitute a complete investment program. The risks associated with an investment in the Fund are described in the PPM.

By submitting these Signature Pages, in connection with a Subscription to the Fund, the Subscriber hereby: (1) agrees that he, she or it has received and carefully read the PPM prior to deciding whether to invest in the Fund, and (2) makes and affirms all of the representations, warranties, agreements, acknowledgments and undertakings set forth in the Subscription Agreement.

Investors participating in the Fund through both taxable and tax-exempt accounts must submit separate Signature Pages for each such account.

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2.	SUBSCRIPTION AMOUNT

This subscription agreement is for Class M shares. Please consult with your Financial Advisor regarding the account type and commissions structure of your investment and indicate the subscription amount. The PPM contains information regarding the share class.

State of Sale:	Amount of Subscription:
* Minimum investment is $1,000,000.

3.	ACCOUNT TYPE (Check ONE box only)

☐	Individual (If applicable, attach TOD form)	☐	S-Corporation[2]	☐	401K
☐	Joint Tenant’ (If applicable, attach TOD form)	☐	Corporation[2]	☐	Traditional (Individual) IRA
☐	Tenants in Common[1]	☐	Partnership[2]	☐	Simple IRA
☐	Community Property[1]	☐	Pension Plan[2] Profit	☐	SEP IRA
☐	Trust[2,3]	☐	Sharing Plan[2]	☐	ROTH IRA
☐	Limited Liability Company[2]	☐	KEOGH Plan[2]	☐	Beneficial IRA as Beneficiary for:
		☐	Other[2]	☐

(Name of Deceased Owner)

(1) All parties must sign. (2) Please attach pages of trust/plan document (or corporate/entity resolution) which lists the name of trust/plan/entity, trustees/officers or authorized signatories, signatures and date. (3) The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents. You may request a copy of this form by calling 855-862-6092.

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4.	ACCOUNT INFORMATION (SSN OR TIN REQUIRED)

Investor/Trustee 1 Name

SSN/TIN	DOB

Investor/Trustee 2 Name

SSN/TIN	DOB

➢ Please complete if registration of shares is different than above:

Account Registration

Taxable ID

Legal Address	City

	State	Zip Code

Mailing Address (if same as above please write “same”)	City

	State	Zip Code

Phone (Day)

Phone (Evening)

E-mail

☐ US Citizen ☐ US Citizen residing outside the US
☐ Foreign citizen, country

A U.S. Social Security number or Taxpayer Identification Number is required for all entities and authorized signers to open an account. Nonresident Aliens must supply a completed and signed appropriate original IRS W-8 form.

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5.	CUSTODIAN/THIRD PARTY ADMINISTRATOR INFORMATION

Custodian/Administrator Name

Custodian/Administrator Address 1

Custodian/Administrator Address 2

Custodian/Administrator City	State	Zip Code

Custodian/Administrator Phone No.

Custodian/Administrator Tax ID

Investor’s Account No. with Custodian/Administrator

By executing this Subscription Agreement, the Custodian/Administrator certifies to the Fund that the shares purchased pursuant to this Subscription Agreement are held for the benefit of the investor named in Item 4 of this Subscription Agreement (the “Beneficial Owner”). The Custodian/Administrator agrees to notify the Fund promptly, but in any event within 30 days of any change in the names of the Beneficial Owner or the number of shares for which the Custodian/Administrator holds shares. The Custodian/Administrator confirms that the Fund is entitled to rely on these representations for purposes of determining the shareholders entitled to notice of or to vote at each annual or special meeting of shareholders of the Fund until delivery by the Custodian/Administrator to the Fund of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the share transfer books of the Fund in respect of any annual or special meeting of shareholders, but on or prior to the date of such annual or special meeting of shareholders shall not be effective until after the holding of such annual or special meeting of shareholders of the Fund). Each Beneficial Owner (and not the Custodian/Administrator) will then be deemed the holder of record for the shares of beneficial interest for purposes of determining the shareholders holding shares of beneficial interest entitled to notice of or to vote at each annual or special meeting of shareholders.

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6.	OTHER INFORMATION (CHOOSE ONE OR MORE OF THE FOLLOWING OPTIONS)

Distribution Options - Subscriber agrees that all distributions paid from time to time by the Fund to the Subscriber will be reinvested in shares of the Fund, unless one of the opt-out selections is checked below:

Select a box below only if Subscriber elects to opt-out of reinvestment in Fund shares.

☐	Via Check - Send distributions to Investor’s address of record (not available without custodial approval, if applicable).

☐

Direct Deposit (Attach Voided Check) - I authorize Ellington Income Opportunities Fund, or its agent (collectively, “EIOF”) to deposit my distributions in the checking or savings (not available for brokerage accounts) account identified below. This authority will remain in force until I notify EIOF in writing to cancel it. In the event that EIOF deposits funds erroneously into my account, EIOF is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit (not available without custodial approval).

Financial Institution Name		☐ Checking	☐ Savings

ABA/Routing No.	Account No.

7.	BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

Selling Agreement must be executed with Foreside Fund Services, LLC (the “Placement Agent”) to be listed as agent/firm of record.

Broker-Dealer Name

Representative Name	Rep No.

Representative’s Company Name	Branch ID

Representative’s Address

Rep’s City	State	Zip Code

Rep’s Phone No.	Fax No.

Rep’s E-mail Address

Note for registered investment advisers (RIAs): All sales of shares of beneficial interest must be made through a broker-dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a registered representative, if applicable; (ii) a registered representative of a broker-dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated broker-dealer.

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8.	ORDER INFORMATION AND SUBSCRIPTION DETAILS

Fund specific investor questions

☐

By checking this box, the Subscriber certifies he, she or it has not been subject to any Disqualifying Event as defined in the Investor Instructions and is not subject to any proceeding or event that could result in any such Disqualifying Event.

☐

By checking this box, the Subscriber certifies that he, she or it has received and read the PPM and the Investor Instructions of the Ellington Income Opportunities Fund and agrees to be bound by the terms and conditions of each. The Subscriber certifies that he, she or it has the authority and legal capacity to make this purchase and that he or she is of legal age, if applicable, in his or her state of residence.

☐	By checking this box, the Subscriber confirms that the contact information inserted above and on file with his/her Financial Advisor is true and correct.

☐

By checking this box, the Subscriber confirms he, she or it understands that the Fund’s shares are not insured by the Federal Deposit Insurance Corporation or any other government agency; and the shares are subject to investment risks, including the possible loss of the full amount invested.

9.	SUITABILITY AND NATURE OF INVESTMENT (PLEASE CHECK ALL THAT APPLY)

a)	Suitability and Nature of Investment

The Subscriber understands that an investment in the Fund is speculative, illiquid, and long-term, and does not constitute a complete investment program. The Subscriber confirms that the Subscriber has (either alone or with the Subscriber’s advisors (including Subscriber’s Financial Advisor), if any) sufficient knowledge and expertise to be able to evaluate the merits and risks of investing in the Fund. The Subscriber has considered the speculative and illiquid nature of an investment in the Fund within the context of the Subscriber’s total investment portfolio, understands an investment in the Fund is only suitable, if at all, for a limited portion of the risk segment of the Subscriber’s overall portfolio, and is willing and financially able to bear the various risks of such an investment, including the risk of total loss.

☐	I have read and agree to the above.

b)	Verification of Status as Accredited Investor

The Subscriber has read the definition of an Accredited Investor set forth in the Subscription Agreement and certifies that the Subscriber satisfies one or more of the following requirements. If Subscriber is an entity, Subscriber agrees to cause each of its beneficial owners to submit additional information, if requested by the Fund, to confirm its status as an Accredited Investor.

Please check all that apply:

☐	The Subscriber is a natural person who had an income in excess of $200,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

☐

The Subscriber is a natural person who, with his or her spouse, had a joint income in excess of $300,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

☐

The Subscriber is a natural person who has a net worth (or joint net worth with his or her spouse) in excess of $1,000,000, excluding the value of the Subscriber’s primary residence as well as the related amount of indebtedness secured by such primary residence (up to its fair market value) (except that if the amount of such indebtedness outstanding at the time of the sale of the shares exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability).

☐	The Subscriber is either a revocable trust (such as a living trust) or a trust formed for the purpose of acquiring the shares and for which, in either case, each grantor is an Accredited Investor.

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☐

The Subscriber is a trust (e.g., a personal trust) that has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the shares, and whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Fund.

☐

The Subscriber (i) is either a corporation, a partnership, a limited liability company, an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, or a Massachusetts or similar business trust, (ii) has not been formed for the specific purpose of acquiring the shares, and (iii) has total assets in excess of $5,000,000.

☐

The Subscriber is an entity and each beneficial owner of the Subscriber’s securities is an Accredited Investor. Subscriber represents and warrants that it has confirmed that each beneficial owner of the Subscriber’s securities is an Accredited Investor in its own right, and the Fund, based on this representation, has a reasonable basis to accept the Subscriber as an Accredited Investor.

☐

The Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

☐

The Subscriber is an employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, and (i) the investment decision is made by a plan fiduciary, as defined in Section 3 (21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) if a self-directed plan, the investment decisions are made solely by persons that are Accredited Investors.

☐	The Subscriber is a bank, insurance company, investment company, private business development company, or broker dealer, which qualifies as an Accredited Investor. (Please describe):

c)	Benefit Plan Investor

Please indicate below whether the Subscriber is a “benefit plan investor” as described in the Investor Instructions, and if so, whether the Subscriber is subject to ERISA. The Subscriber agrees to immediately notify his, her or its Financial Advisor and the Fund any changes to the following representation.

Benefit Plan Investor: ☐ Yes ☐ No Subject to ERISA: ☐ Yes ☐ No

d)	Insurance Company General Account

If the Subscriber is an insurance company using assets of its general account to purchase shares, the Subscriber hereby represents and warrants that none of such assets used to purchase the shares or any other form of interest in the Fund represent the assets of “employee benefit plans” subject to the fiduciary responsibility provisions of ERISA, or “plans” subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

Insurance Company General Account: ☐ Yes ☐ No

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10.	COST BASIS ELECTION

In order for us to determine the gain or loss when you redeem shares, the Fund must determine the “cost basis” for those shares. The cost basis is the value of each share at the time you acquired it. The law requires the Fund to select a default method to determine your cost basis.

The Fund has decided to use what is known as the Average Cost method. Under this method, the Fund will calculate the total cost of all shares in your account and divide that cost by the total shares in your account; this will determine the cost basis for the shares that you are redeeming. Please note that you are able to select a different method below if you would prefer it.

Note: IRS Regulations do not permit you to change the method used to determine the cost basis of a settled trade.

The Fund’s default cost basis calculation method is Average Cost (if this is acceptable no selection is necessary, please move to Item 12). I choose a method other than Average Cost:

☐	FIFO —First In, First Out (the Fund will redeem the oldest available shares first, using their cost basis to determine the gains or losses you incur on the redemption.)

☐	Specific Identification When you redeem shares, you must tell the Fund which particular shares you are selling; your gain or loss will vary based on the shares you select.)

11.	IMPORTANT NOTICE: THE USA PATRIOT ACT

In order to fight the funding of terrorist activity and money laundering, the Fund, Placement Agent, or other selling agent, like other financial institutions, is required by law to obtain, verify, and record information that identifies each person who opens an account, including legal persons such as corporations and partnerships. When an account is opened, you will be asked for information to identify the person opening the account and in some cases the persons controlling the account. You may also be asked for identifying corporate documentation. Such information, like all customer information, is confidential as required by law. The Subscriber hereby specifically confirms and acknowledges its representations relating to Money Laundering Prevention contained in the Investor Instructions.

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12.	SIGNATURES

By executing and submitting these Signature Pages, the Subscriber represents that: (a) if an individual, the Subscriber is at least 21 years old and legally competent; (b) if an Entity, (i) the Subscriber has been duly formed, is validly existing and is in good standing under the laws of the jurisdiction of its formation with full power and authority to enter into the transactions contemplated by the Fund’s current PPM, including the purchase of shares; (ii) based upon a review of the Subscriber’s constitutional documents and/or based on consultation with counsel or advisors, the Subscriber is authorized to invest in the Fund; and (iii) the Signatory has been authorized by the Subscriber to execute and deliver these Signature Pages completed by the Subscriber; (c) the Subscriber has received and read the Fund’s current PPM; (d) the Subscriber has received, read, understood, and agrees to each and every term of the Subscription Agreement; (e) these Signature Pages have been or will be duly and validly authorized, executed and delivered by the Subscriber; and (f) the Subscription Agreement submitted by or on behalf of the Subscriber of the Fund constitute or will constitute a valid, binding and enforceable agreement of the Subscriber, however, the Subscription Agreement can be revoked prior to its acceptance by the Fund. Subscriber further acknowledges:

•	Shares are speculative and illiquid securities involving substantial risk of loss.

•	The shares are not listed on any securities exchange, and it is not anticipated that a secondary market for shares will develop.

•

Although the Fund, as an interval fund, will offer to repurchase shares on a quarterly (as described in the PPM and subject to the limitations described therein), shares will not be redeemable at an investor’s sole option nor will they be exchanged for shares of any other fund.

•	As a result, an investor may not be able to sell or otherwise liquidate his or her shares.

•

The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as from offering proceeds, borrowings, and amounts from the Fund’s affiliates that may be subject to repayment by the Fund.

If Fund shares are being purchased on behalf of an Investment Company (as that term is defined under the Investment Company Act of 1940, as amended (“the 1940 Act”), including investment companies that are not required to register under the 1940 Act pursuant to section 3(c)(1) or 3(c)(7) exemptions), I hereby certify that said Investment Company will limit its ownership to 3% or less of the Fund’s outstanding shares.

By submitting these Signature Pages, the Subscriber hereby makes and affirms all of the representations, warranties, agreements, acknowledgements and undertakings set forth in the Subscription Agreement.

[Signature Page Follows]

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The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. If custodial held account, Administrator or Custodian must sign.

As required by federal law and under penalty of perjury, the Subscriber hereby represents, warrants and certifies as follows:

1.	The Subscriber certifies that the Social Security/Taxpayer ID Number set forth in this document is the true, correct and complete Social Security/Taxpayer ID Number of the Subscriber.

2.	The Subscriber is a “United States Person” (as defined in Section 7701(a)(30) of the Code) including a U.S. resident alien.

3.

Unless the box below is checked, the Subscriber certifies that Subscriber is not subject to backup withholding because: (a) the Subscriber is exempt from backup withholding, or (b) the Subscriber has not been notified by the Internal Revenue Service (IRS) that the Subscriber is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified the Subscriber that the Subscriber is no longer subject to backup withholding. If the Subscriber has been notified by the IRS that the Subscriber is currently subject to backup withholding because the Subscriber has failed to report all interest and dividends on the Subscriber’s tax return, please check the box below.

☐	Check here if you are subject to backup withholding. Please attach a copy of the withholding notice.

4.	The FATCA code(s) entered on this form (if any) indicating that the Subscriber is exempt from FATCA reporting is correct. Exemption from FATCA reporting code (if any):

By executing this Subscription Agreement, the Subscriber certifies items 1-4 above, and agrees to notify his/her Financial Advisor and the Fund within 30 days of any change in the information set forth above.

Signature of Investor	Date	Signature of Joint Investor or, for Custodial Held Accounts, of Custodian or Administrator	Date

Print Name and Title if an Entity		Print Name and Title if an Entity

Investors will receive confirmations of their purchases upon admission to the Fund.

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Financial Advisor Attestations: FA Must Sign below

The undersigned Financial Advisor hereby certifies that (please check all that apply):

☐

Financial Advisor has a substantial preexisting client relationship with the Subscriber of at least six (6) months and the Financial Advisor has had substantive discussions with the Subscriber regarding the Subscriber’s financial situation, investment objectives and risk tolerance.

☐

Financial Advisor has provided the Subscriber with the Fund’s current PPM and has had substantive discussions Subscriber regarding the speculative nature of the Fund, its investment strategies and risks, and the illiquidity of an investment in the Fund.

☐

Financial Advisor has verified that the Subscriber is an Accredited Investor (as defined in the Investor Instructions and Rule 501 promulgated under the Securities Act of 1933, as amended), for example by reviewing the Subscriber’s investment statements, bank statements, tax returns, tax assessments, or independent appraisals.

☐	Financial Advisor has reasonable belief that all of the representations made by the Subscriber in the Subscription Agreement are true and correct.

☐

Based on information obtained from the Subscriber regarding the Subscriber’s investment objectives, other investments, financial situation and needs, Financial Advisor believes that an investment in the Fund is suitable for the Subscriber.

Signature of Financial Advisor	Date	Branch Manager Signature (if required by Broker/Dealer)	Date

FINANCIAL ADVISORS: PLEASE ENSURE ALL FIELDS ARE COMPLETE PRIOR TO SUBMITTING THIS DOCUMENT. PLEASE ALSO BE SURE TO INCLUDE ANY NECESSARY ENTITY INFORMATION AS LISTED IN THE ATTACHED APPENDIX.

The completed Subscription Agreement and any other investor information should be sent to:

Regular Mail	Overnight Delivery

Ellington Income Opportunities Fund U.S. Bank Global Fund Services (or GFS) PO Box 701 Milwaukee, WI 53201-0701	Ellington Income Opportunities Fund U.S. Bank Global Fund Services (or GFS) 615 E Michigan St, 3rd Floor Milwaukee, WI 53202-5207

Secure Email: subdocs@usbank.com

Payments may be wired to: (completed subscription agreements may be emailed to the address above)

SWIFT Code
ABA. Routing Number
Account Number
Account Name

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13.	APPENDIX

Necessary Entity Information

Corporations:	Estates:

Certificate/Articles of Incorporation	Copy of Death Certificate
Copy of By-laws	Letters Testamentary or Letter of Administration
Names of Board of Directors and/or Senior Executives	Letter of Instructions from Executor
Copy of Authorized Signatory List	Copy of the Will
Names of Shareholders that own 25% or more of the	Proof of Identity of the Executor
corporation and signed organizational documents
Copy of government-issued business license

Foreign Corporations:	Foundations/Endowments (or other Tax-Exempt Entities):

Memorandum and Articles of Association	Names of individuals making investment decisions
Names of Board of Directors and/or Senior Executives	Copy of signed organizational documents
Copy of Authorized Signatory List	Current Authorized Signatory List
Names of Shareholders that own 25% or more of the
corporation and signed organizational documents

Limited Liability Companies:	Partnerships or Limited Partnerships:

Signed copy of the Operating Agreement	Names of General Partner(s) and Limited Partner(s)
Copy of the Certificate of Formation	Copy of Certificate of Partnership or LP
Names of members owning 25% or more of the equity	Copy of signed organizational documents for each entity
interest and signed organizational documents	that is a GP or LP

Pension/Profit Sharing Plans:	Trusts:

Names of Beneficiaries: if # exceeds 10, obtain names of individuals making investment decisions	A copy of the title page, authorized individual page and signature page of the Trust Agreement
Signed copy of Plan document and Trust Agreement
Current authorized signatory list (if signatory is an entity)

EMAIL ACCEPTABLE – EMAIL FORM TO SUBDOCS@USBANK.COM

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